Exhibit 4.1

CHASE BANK USA, NATIONAL ASSOCIATION,

Transferor, Servicer and Administrator

CHASE ISSUANCE TRUST,

Issuing Entity

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Indenture Trustee and Collateral Agent

AMENDMENT NO. 2 TO THE

THIRD AMENDED AND RESTATED

TRANSFER AND SERVICING AGREEMENT

Dated as of July 9, 2013

This AMENDMENT NO. 2 TO THE THIRD AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT (this “Amendment No. 2”) among CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank” or “Chase USA”), a national banking association, as Transferor, Servicer and Administrator, CHASE ISSUANCE TRUST, a statutory business trust created under the laws of the State of Delaware, as Issuing Entity and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee and Collateral Agent, is made and entered into as of July 9, 2013.

RECITALS

WHEREAS, the predecessor to Chase USA, the Issuing Entity and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent have heretofore executed and delivered a Transfer and Servicing Agreement, dated as of May 1, 2002 (as amended and supplemented or otherwise modified through the date hereof, including by the Assumption Agreement, dated as of October 1, 2004, by Chase USA, as successor Transferor, Servicer and Administrator, in favor of and for the benefit of the Issuing Entity, the Indenture Trustee and the Collateral Agent, the “Original Transfer and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore executed and delivered an Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2004, as amended by the First Amendment thereto, dated as of May 10, 2005, and a Second Amendment thereto, dated as of February 1, 2006 (as amended, supplemented or otherwise modified, the “Amended and Restated Transfer and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore executed and delivered a Second Amended and Restated Transfer and Servicing Agreement, dated as of March 14, 2006 (as amended, supplemented or otherwise modified, the “Second Amended and Restated Transfer and Servicing Agreement”);

WHEREAS, the parties hereto have heretofore executed and delivered a Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, as amended by the First Amendment thereto, dated as of May 8, 2009 (the “First Amendment”) (as amended, supplemented or otherwise modified, the “Third Amended and Restated Transfer and Servicing Agreement”);

WHEREAS, the parties hereto desire to amend the Third Amended and Restated Transfer and Servicing Agreement as set forth below;

WHEREAS, subsection 12.01(a) of the Third Amended and Restated Transfer and Servicing Agreement provides that the Servicer, the Transferor, the Administrator and the Issuing Entity may amend the Third Amended and Restated Transfer and Servicing Agreement by a written instrument signed by each of them, without the consent of the Indenture Trustee, any Collateral

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Agent or any of the Noteholders; provided, that (i) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the date of any such amendment, stating that such Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Note Rating Agency Condition shall have been satisfied;

WHEREAS, (i) the Indenture Trustee and Owner Trustee have received from each Transferor an Officer’s Certificate, dated the date hereof, stating that such Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Note Rating Agency Condition has been satisfied; and

WHEREAS, based on the foregoing, all conditions precedent to the execution of this Amendment No. 2 have been complied with;

NOW, THEREFORE, the parties hereto hereby are executing and delivering this Amendment No. 2 in order to amend the Third Amended and Restated Transfer Agreement in the manner set forth below.

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Capitalized terms used but not defined herein shall have the meanings assigned to them in the Third Amended and Restated Transfer and Servicing Agreement.

1.         Amendment to Subsection 13.04(a)(i). Subsection 13.04(a)(i) of the Third Amended and Restated Transfer and Servicing Agreement shall be amended by adding the following language to the end of the subsection 13.04(a)(i) after the clause “as may be amended from time to time by the parties hereto”:

“; provided, that the requirement of subsection 12.01(a)(ii) that the Note Rating Agency Condition shall have been satisfied shall not apply to such an amendment of Exhibit G.”

2.         Amendment to Exhibit G. The Third Amended and Restated Transfer and Servicing Agreement shall be amended by deleting in its entirety the existing Exhibit G and replacing it with the new Exhibit G set forth in Schedule 1 hereto.

3.         Amendment to Paragraph 7 of the First Amendment. Paragraph 7 of the First Amendment shall be amended by deleting in its entirety the existing Paragraph 7 and replacing it with the following:

GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

4.         No Waiver. The execution and delivery of this Amendment No. 2 shall not constitute a waiver of a past default under the Third Amended and Restated Transfer and Servicing Agreement or impair any right consequent thereon.

5.         Third Amended and Restated Transfer Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Third Amended and Restated Transfer and Servicing Agreement shall remain in full force and effect. All references to the Third Amended and Restated Transfer and Servicing Agreement in any other document or instrument shall be deemed to mean the Third Amended and Restated Transfer and Servicing Agreement as amended by this Amendment No. 2. This Amendment No. 2 shall not constitute a novation of the Third Amended and Restated Transfer and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Third Amended and Restated Transfer and Servicing Agreement to which they are parties thereto, as amended by this Amendment No. 2, as though the terms and obligations of the Third Amended and Restated Transfer and Servicing Agreement were set forth herein.

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6.         Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

7.         Separability. In case any provision in this Amendment No. 2 shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby.

8.         Counterparts. This Amendment No. 2 may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

9.         GOVERNING LAW. THIS AMENDMENT NO. 2 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10.         Effective Date. This Amendment No. 2 shall become effective as of the day and year first above written.

11.         Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment No. 2 is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Amendment No. 2 or any other related documents.

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IN WITNESS WHEREOF, the Transferor, the Servicer, the Administrator, the Issuing Entity, the Indenture Trustee and the Collateral Agent have caused this Amendment No. 2 to be duly executed by their respective officers as of the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION, as Transferor, Servicer and Administrator

By:	/s/ David A. Penkrot
	Name:	David A. Penkrot
	Title:	Senior Vice President

CHASE ISSUANCE TRUST, as Issuing Entity

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Jennifer A. Luce
	Name:	Jennifer A. Luce
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION not in its individual capacity but solely as Indenture Trustee and Collateral Agent

By:	/s/ Cheryl C. Zimmerman
	Name:	Cheryl C. Zimmerman
	Title:	Vice President

AMENDMENT NO. 2 TO THIRD A&R TSA

Acknowledged and Accepted: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
	Name:	Jennifer A. Luce
	Title:	Vice President

AMENDMENT NO. 2 TO THIRD A&R TSA

Schedule 1

Exhibit G

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the [Servicer] [Subservicer] shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA

Reference	Criteria

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	*
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.		X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

* If any material servicing activities are outsourced to third parties, Item 1122(d)(1)(ii) would be included in the Applicable Servicing Criteria for Servicer.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA

Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X1
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X2

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

1 The Asserting Party allocates amounts due to investors and remits such amounts to the Trustee in accordance with the timeframes, distribution priority and other terms set forth in the transaction agreements.

2 The Asserting Party agrees amounts remitted to investors per the investor’s reports to amounts remitted to the Trustee per the bank statements.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA

Reference	Criteria
1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-aging) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.	X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	**

** If there are any external enhancement or other support identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, Item 1122(d)(4)(xv) would be included in the Applicable Servicing Criteria for the Servicer.

[NAME OF [SERVICER] [SUBSERVICER]]

Date:
By:
Name:
Title:

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